UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2015

Blue Capital Reinsurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-36169	98-1120002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (441) 278-5004

(Former name or former address, if changed since last report)

94 Pitts Bay Road

Pembroke HM 08

Bermuda

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation and Appointment of Chief Executive Officer (“CEO”)

By letter received on August 12, 2015, Mr. William Pollett, advised the Company of his resignation as CEO with immediate effect, in light of the completed merger (the “Merger”) among Montpelier Re Holdings Ltd. (“Montpelier”) and Endurance Specialty Holdings Ltd (“Endurance”) and his related resignations, dated August 12, 2015, from all of his former executive positions with Montpelier and its subsidiaries.

Following Mr. Pollett’s resignation, the Company appointed Adam Szakmary as CEO, effective August 14, 2015. Mr. Szakmary will continue to serve in his current capacity as Portfolio Manager of Blue Capital Management Ltd. (the “Manager”), a wholly-owned subsidiary of Endurance. Prior to serving as CEO and Portfolio Manager of the Manager, Mr. Szakmary was also an underwriter of the U.S. Property Treaty Portfolio and a Vice President of Risk Management at Montpelier Reinsurance Ltd. (“Montpelier Re”), a wholly-owned subsidiary of Endurance. Mr. Szakmary assisted in the launch of Montpelier at Lloyd’s, now doing business as Endurance at Lloyd’s, where he was the international property class underwriter, and prior to that he underwrote the terrorism portfolio at Montpelier Re. He has also worked with the U.S. Overseas Private Investment Corporation, and the U.S. Department of Commerce evaluating political risk while researching terrorism. Mr. Szakmary holds a Master’s degree in International Economic Policy from American University, and a double Bachelor’s Degree in Maritime Policy Studies and Political Science with high distinction from the University of Rhode Island. Mr. Szakmary is 37 years of age.

Mr. Szakmary will not receive any compensation directly from the Company for his services as CEO.

Resignation and Appointment of Directors

By letter received on August 12, 2015, Mr. William Pollett, also advised the Company of his resignation as a director of the Company with immediate effect.  In his letter, Mr. Pollett did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Pollett has served as a member of the Board since 2013.

As previously reported, Mr. Christopher L. Harris resigned as a director and Chairman of the Board on July 31, 2015.

In light of the Board vacancies caused by the resignations of Messrs. Harris and Pollett, on August 12, 2015, Montpelier Re nominated Mr. Michael McGuire as a director and Chairman of the Board and Mr. Szakmary as a director.

On August 14, 2015, the Board voted unanimously to appoint Mr. McGuire as director and Chairman of the Board, effective immediately, to serve until the 2016 Annual General Meeting of the Company’s shareholders or until his earlier resignation or removal. Mr. McGuire will not serve on either of the Board’s committees.  Mr. McGuire has served as the Chief Financial Officer of Endurance since 2006.  Mr. McGuire is 43 years old.

Also on August 14, 2015, the Board voted unanimously to appoint Mr. Szakmary to fill the vacancy resulting from Mr. Pollett’s resignation, effective immediately, to serve until the 2016 Annual General Meeting of the Company’s shareholders or until his earlier resignation or removal. Mr. Szakmary will not serve on either of the Board’s committees.

All of the compensation to which Messrs. McGuire and Szakmary are entitled to as directors of the Company will be assigned and paid directly to Endurance.

Related Party Transactions among the Company and Endurance

Messrs. McGuire and Szakmary are employees, directors and / or officers of the Endurance companies which perform services for the Company.

As a result of the Merger: (i) Endurance became the beneficial owner of 33.3% of the Company’s outstanding common shares, representing those common shares formerly beneficially owned by Montpelier; and (ii) Endurance will continue to provide each of the services to the Company and its subsidiaries that had formerly been provided by Montpelier and its subsidiaries, including the Administrative Services Agreement with the Manager, as amended on November 13, 2014 (the “Administrative Services Agreement”) and a shareholder and registration rights agreement dated November 12, 2013 with Montpelier Re (the “Shareholders Agreement”).

Pursuant to the terms of the Administrative Services Agreement, the Manager provides the Company with certain support services, including the services of a CEO. Pursuant to the terms of Shareholders Agreement, Montpelier Re currently has the right to nominate two of the Company’s five directors.

Endurance currently provides services to the Company through the following arrangements:

BW Retrocessional Agreement. Through a retrocessional contract dated December 31, 2013 (the “BW Retrocessional Agreement”), between Blue Capital Re Ltd. (“Blue Capital Re”) and Blue Water Re Ltd. (“Blue Water Re”), Blue Water Re has the option to cede to Blue Capital Re up to 100% of its participation in the ceded reinsurance business it writes, provided that such business is in accordance with the Company’s underwriting guidelines. Pursuant to the BW Retrocessional Agreement, Blue Capital Re may participate in: (i) retrocessional, quota share or other agreements between Blue Water Re and Montpelier Re or other third-party reinsurers, which provides it with the opportunity to participate in a diversified portfolio of risks on a proportional basis; and (ii) fronting agreements between Blue Water Re and Montpelier Re or other well capitalized third-party rated reinsurers, which allows Blue Capital Re to transact business with counterparties who prefer to enter into contracts with rated reinsurers.

Investment Management Agreement.  The Company has entered into an Investment Management Agreement with the Manager.  Pursuant to the terms of the Investment Management Agreement, the Manager has full discretionary authority, including the delegation of the provision of its services, to manage the Company’s assets, subject to the Company’s underwriting guidelines, the terms of the Investment Management Agreement and the oversight of the Board.

Pursuant to the Investment Management Agreement, the Company obligated to pay the Manager a management fee (the “Management Fee”) equal to 1.5% of the Company’s average total shareholders’ equity (as defined in the Investment Management Agreement) per annum, calculated and payable in arrears in cash each quarter (or part thereof) that the Investment Management Agreement is in effect.

As of June 30, 2015, the Company’s total shareholders’ equity was $180.5 million.  Assuming that the average total shareholders’ equity remains at this level in future periods, the Company expects to pay the Manager a Management Fee of approximately $2.7 million per year pursuant to this agreement.

Underwriting and Insurance Management Agreement. The Company, Blue Capital Re and the Manager have entered into an Underwriting and Insurance Management Agreement (the “Underwriting and Insurance Management Agreement”). Pursuant to the Underwriting and Insurance Management Agreement, the Manager provides underwriting, risk management, claims management, ceded retrocession agreements management and actuarial and reinsurance accounting services to Blue Capital Re. The Manager has full discretionary authority to manage the underwriting decisions of Blue Capital Re, subject to the Company’s underwriting guidelines, the terms of the Underwriting and Insurance Management Agreement and the oversight of the Company’s and Blue Capital Re’s boards of directors.

Pursuant to the Underwriting and Insurance Management Agreement, the Company is obligated to pay the Manager a performance fee (the “Performance Fee”) which is equal to 20% of the Company’s pre-tax, pre-Performance Fee income over a hurdle amount (as defined in the Underwriting and Insurance Management Agreement) and payable in arrears in cash each quarter (or part thereof) that such agreement is in effect.

Since the Underwriting and Insurance Management Agreement is dependent on the Company’s future performance, the Company is unable to determine the amount of Performance Fees it would expect to pay the Manager in future periods pursuant to this agreement. During the first six months of 2015, the Company incurred $0.6 million in Performance Fees pursuant to this agreement.

Administrative Services Agreement. Pursuant to the terms of the Administrative Services Agreement, the Manager provides the Company with support services, including the services of Mr. Szakmary and the Company’s Chief Financial Officer, Michael S. Paquette, as well as finance and accounting, internal audit, claims management and policy wording, modeling software licenses, office space, information technology, human resources and administrative support.

Pursuant to the Administrative Services Agreement, the Company is obligated to reimburse the Manager for various fees, expenses and other costs in connection with the services provided under the terms of this agreement, including the services of the Company’s Chief Financial Officer, modeling software licenses and finance, legal and administrative support.

The Company currently expects to pay the Manager approximately $0.6 million per year in future periods pursuant to this agreement.

The Company may not terminate the Investment Management Agreement, the Underwriting and Insurance Management Agreement or the Administrative Services Agreement for five years after the completion of the initial public offering, whether or not the Manager’s performance results are satisfactory. Upon any termination or non-renewal of either of the Investment Management Agreement or the Underwriting and Insurance Management Agreement (other than for a material breach by, or the insolvency of, the Manager), the Company must pay a one-time termination fee to the Manager equal to 5% of the Company’s shareholders’ equity, calculated as of the most recently completed quarter prior to the date of termination.

As of June 30, 2015, if the Company were to terminate either the Investment Management Agreement or the Underwriting and Insurance Management Agreement, the Company would be required to pay the Manager a one-time termination fee of approximately $9.0 million.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Letter received by the Company on August 12, 2015 from William Pollett.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Capital Reinsurance Holdings Ltd. (Registrant)

August 14, 2015	By:	/s/ Michael S. Paquette
Date	Name:	Michael S. Paquette
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter received by the Company on August 12, 2015 from William Pollett.